UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

VDO-PH INTERNATIONAL
(Name of small business issuer in its charter)

NEVADA	4813	27-2436336
(State or other jurisdiction of organization)	(Primary Standard Industrial Classification Code)	(Tax Identification Number)

2700 East Sunset Road Building B, Suite 18 Las Vegas, Nevada 89128 (702) 570-7700	M. Matson 10175 Spencer Street, #2026 Las Vegas, Nevada 89183 (702) 677-4568
(Address and telephone number of registrant's executive office)	(Name, address and telephone number of agent for service)

With copies to:
Wani Iris Manly, Esq.
W. Manly, P.A.
10 SW South River Drive, Suite 1712
Miami, Florida  33130
Telephone:  (305) 407-8236

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Number of shares to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)

Common Stock for sale by us	200,000	$0.50	$100,000	$7.13
Common Stock for sale by selling stockholders	6,406,004	$0.50	$3,203,002	$228.37
TOTAL	6,606,004			$235.50

(1)	The proposed maximum offering price is based on the estimated high end of the range at which the common stock will initially be sold.
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(e) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement is filed with the Securities and Exchange Commission and becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

Prospectus Subject to Completion dated August 17, 2010

VDO-PH INTERNATIONAL

6,606,004 Shares of Common Stock

This prospectus relates to periodic offers and sales of 6,606,004 shares of common stock by our Company and the selling security holders, which consists of:

•	1 to 200,000 shares of our common stock which we are offering on a direct basis at a price of $0.50 per share; and
•	Up to 6,406,004 shares of common stock which are presently outstanding and owned by the selling stockholders.

There is no minimum offering. The offering period will end one hundred eighty (180) days from the effective date of this prospectus but may also be terminated sooner in our sole discretion. Our direct offering shares will be offered and sold on a self-underwritten, best-efforts basis through our officers and directors. Our direct offering shares will be sold at a fixed price of $0.50 per share throughout the offering period. There are no arrangements to place the funds we raise in an escrow, trust or similar account. All proceeds from our direct offering shares will go to us. No assurance can be given that we will be able to sell any of our direct offered shares.

	Price to public	Underwriting discounts and commissions (1)	Proceeds to company (2)
Per Share	$0.50	None	$0.50
Total Minimum	$0	None	$0
Total Maximum	$100,000	None	$100,000

(1)
Represents the maximum underwriting discounts and commissions we will pay if broker-dealers are used to sell our directly offered shares. As of the date of this prospectus we do not have any underwriting agreements.

(2)	Proceeds to us are shown before deducting ancillary expenses payable by us in connection with the offering, estimated at approximately $25,000 including legal and accounting fees and printing costs.

Because there is no minimum number of shares required to be sold and the Company has not and may never generate revenues, our business may fail prior to us ever beginning operations or generating revenues resulting in a complete loss of any investment made to the Company.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.  For a description of the plan of distribution of these shares, please see page 12 of this prospectus.

Investing in our common stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See "Risk Factors" beginning on page 4 to read about certain risks you should consider carefully before buying our shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

SUMMARY OF OUR OFFERING

Prospectus Summary

This summary highlights selected information about our company, VDO-Ph International. This summary is intended to highlight information contained elsewhere in this prospectus. You should carefully read the entire prospectus, including the section entitled “Risk Factors.”

Our Business

VDO-Ph International (the “Company” or “VDO”) is a development stage company. The Company was organized under the laws of the state of Nevada on April 8, 2010.  We formed our Company for the purpose of selling a state-of-the-art telephony appliance for commercial and residential use. Using our proprietary software, we intend to work directly with the cable companies who in turn will sell to businesses and homes an appliance which will serve as a digital telephone, full motion video and advanced computer system. We believe that businesses will be able to save money and become more efficient based on the fact that our product will allow them to operate without their current telephone, computer and internet service.

We intend to begin marketing our products in the U.S. under the brand name VDO-Ph International.  Our software is loaded into manufactured products shipped to our facility and then shipped to the cable companies for sale to businesses initially and then to residential consumers.

Our principal executive offices are located at 2700 East Sunset Road, Building B, Suite 18, Las Vegas, NV 89128 and our telephone number is (702) 570-7700.

Our Financial Situation

Since inception of our Company we have incurred only losses. Our auditors have indicated that there is substantial doubt regarding our ability to continue as a going concern. The opinion issued by our auditors reflects uncertainty regarding whether we have sufficient working capital available as of June 30, 2010 to enable the Company to continue operating as a going concern.

We will not be able to complete the development of our business plan or commence operations without additional financing.  We have no history of operating profits, we have limited funds and we will continue to incur operating losses in the foreseeable future.

In the event we are successful in raising proceeds through the sale of our shares of common stock, we must become operational and generate profits.   If we cannot operate profitably, we may have to suspend or cease operations.  Our current funds will not sustain the Company’s operations for the next year.  In order to become profitable, we will need to generate revenues to offset our cost of sales and marketing, and general and administrative expenses.  If we do not become profitable, we will need to raise additional capital to sustain our operations.  However, we may be unable to secure additional financing on terms acceptable to us and we may not even be able to obtain any financing at all.  If our losses continue and we are unable to secure sufficient additional financing, we may ultimately fail as a business and any investment would be lost in its entirety.

Recent Developments

We are a development stage company that has just begun to commence our planned principal strategic operations and have no significant assets.  Our business plan was designed to create a viable business. We have filed this registration statement in an effort to become a fully reporting company with the Securities and Exchange Commission in order to enhance our ability to raise additional capital. Our operations to date have been devoted primarily to startup and development activities, which include the following:

1.   Formation of the Company;

2.   Development of VDO’s business plan; and

3.   Initial capitalization of the Company.

VDO is attempting to become fully operational.  In order to generate revenues, we must successfully address the following areas:

1.   Start production of our primary products:  The Company must actively seek additional strategic relationships and alliances in the video/telephony industry.

2.   Develop and Implement a Marketing Plan:  In order to promote our Company and establish our public presence, we believe we will be required to develop and implement a comprehensive marketing plan to sell our software package in conjunction with a previously manufactured product. We are not an appliance company but instead are selling a software application.  We also intend to seek additional acquisitions which compliment our business plan.  We intend to market initially using multiple distribution channels .  Without any marketing campaign, we may be unable to generate interest in, or generate awareness of, our Company.

3.   Create Customer Loyalty:  We are a small, start-up company that has not generated any significant revenues and lacks a stable customer base.  It is critical that we begin to establish relationships to potential customers by promoting quality products and services and then delivering on a consistent basis.

Our Offering

This prospectus relates to the sale of a total of 6,606,004 shares of our common stock. Upon the effective date of this registration statement, up to 200,000 shares may be sold by the Company with no minimum to be sold at a fixed price of $0.50 per share.  Up to 6,406,004 shares may be sold by the selling stockholders as set forth under the caption “Selling Stockholders”. The distribution of the shares by the Selling Stockholders is not subject to any underwriting agreement. We will receive all of the proceeds from the sale of our shares at $0.50 per share. We will receive none of the proceeds from the sale of the shares by the Selling Stockholders. We will bear all expenses of the registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders.

Summary of Selected Financial Information

The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements and the related notes thereto as well as the “Management’s Discussion and Plan of Operation” included elsewhere in this Prospectus.

Financial Data Summary

Balance Sheet Data

ASSETS	June 30, 2010
Cash	$46,555
Total Assets	$63,066

LIABILITIES AND STOCKHOLDERS’ EQUITY
Loans Payable	$9,454
Total Current Liabilities	$9,454

STOCKHOLDERS’ EQUITY

Common stock: $0.001 par value, 100,000,000 shares authorized ___________ shares issued and outstanding

Additional paid-in-capital	$103,040
Accumulated Deficit	$(68,958)

Total stockholders’ equity	$53,612

Total liabilities and stockholders’ equity	$63,066

Statements of Operations Data
Inception on April 8, 2010 to June 30, 2010
Revenues	$-0-

Operating Expenses	$68,958

Earnings (Loss)	$(68,958)

Weighted average number of shares of common stock outstanding	19,539,322

RISK FACTORS

Investment in the securities offered hereby involves a high degree of risk and is suitable only for investors of substantial financial means who have no need for initial liquidity in their investments.  Prospective investors should carefully consider the following risk factors:

RISKS RELATING TO OUR BUSINESS

We are a development stage company and we have no operating history upon which you can base an investment decision

Our Company was formed on April 8, 2010, and we have no operating history upon which you can make an investment decision, or upon which we can accurately forecast future sales. You should, therefore, consider us subject to the business risks associated with a new business. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the formation and initial operations of a new business.

Our auditors have expressed substantial doubt about our ability to continue as a going concern

Our auditor’s report on our June 30, 2010 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our Officers may be unable or unwilling to loan or advance any capital to VDO, we believe that if we do not raise at least $50,000 from our offering, we may be required to suspend or cease the implementation of our business plans within 12 months. Since there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to continue to deploy its business strategies. See “June 30, 2010 Audited Financial Statements - Report of Independent Registered Public Accounting Firm.”

We have no customers to date; and may not develop sufficient customers to stay in business in the future

VDO-Ph International has not sold any software enhanced products, and may be unable to do so in the future. If the Company is unable to develop sufficient customers for its products, it will not generate enough revenue to sustain its business resulting in business failure and complete loss of any investment(s) made into the Company.

We are seeking additional financing to fund our product development and operations, and if we are unable to obtain funding when needed, our business would fail

We need additional capital to obtain lab and office space and hire six software technicians, locate and develop our product manufacturing relationships, and to secure the means necessary to deliver our product to our customers at their location.  We will be required to fund operations through the sale of equity shares and will not be able to continue as a going concern if we are unsuccessful in selling such shares.  Any additional equity financing may be dilutive to stockholders and such additional equity securities may have rights, preferences or privileges that are senior to those of our existing common stock.

Furthermore, debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on our operating flexibility. Our failure to successfully obtain additional future funding may jeopardize our ability to continue our business and operations.

If we are unable to establish and maintain relationships with our targeted audience, we would not be able to continue with operations

We intend to establish relationships with those engaged in the telephony industry through a multifaceted marketing plan designed to distribute our VDO products and services to specific target markets through the eight major cable companies. There is intense competition for these relationships and we may not be able to attract and retain these relationships in light of competitors with larger budgets and pre-existing relationships. If we cannot successfully secure these relationships, our business would fail and any investment made into the Company would be lost in its entirety.

Our success is dependent on our officers and directors to properly manage the Company and their loss or unavailability could cause the business to fail

We are heavily dependent on the personal efforts and abilities of our Officers and Directors.  They have been and continue to expect to be able to commit adequate time to the development of VDO’s business plan in the next twelve months. The loss or unavailability of their services would have a materially adverse effect on our business prospects and potential earning capacity.  We do not currently carry any insurance to compensate for any such loss.

As a result of becoming a reporting company, our expenses will increase significantly

As a result of becoming a reporting company whose shares are registered pursuant to the Securities Act of 1933, as amended, our ongoing expenses are expected to increase significantly, including expenses in compensation to our officer, ongoing public company expenses, including increased legal, accounting expenses as a result of our status as a reporting company, and expenses incurred in complying with the internal control requirements of the Sarbanes-Oxley Act. These increased expenses may negatively impact our ability to become profitable.

Changing and unpredictable market conditions may impact the demand for our products

There can be no guarantee that current demand for all-in-one telephone, video and internet products will continue. There are several other companies currently marketing similar products and if these companies are successful in developing software applications like ours, our software platform may become obsolete and undesirable in the marketplace. In such a scenario, our products may well no longer be salable to our prospective customers.

We will rely on others for production of our hardware products; any interruptions of these arrangements would disrupt our ability to fill customers’ orders and have a material impact on our ability to operate

We will be required to obtain our products by direct manufacture. Any increase in labor, equipment, or other production costs could adversely affect our cost of sales. The manufacture of our product is time-consuming and might result in unforeseen manufacturing and operations problems. If we are unable to meet manufacturing and software loading commitments, it will adversely affect our ability to fill customer orders in accordance with required delivery, quality, and performance requirements. If this were to occur, the resulting decline in revenue would harm the business.

RISKS RELATED TO OUR COMMON STOCK

Because there is no minimum number of shares to be sold and the company has not, and may never generate revenues, our business may fail prior to us ever beginning operations resulting in a complete loss of any investment made into the company

We are offering the public up to 200,000 shares of our common stock; however, there is no minimum amount of stock that must be sold prior to us utilizing the proceeds from the offering.  We have never generated revenues and we may never be able to generate revenues in the future.  As such we may be forced out of business prior to ever beginning operations and generating revenues in which case investors would lose their entire investment.

We are controlled by current officers, directors and principal stockholders

Our officers and directors and principal founding stockholders beneficially own approximately 68% of the outstanding shares of our common stock. If the full amount of common shares offered through this registration statement is subscribed for, our officers and directors and founding shareholders would control 68% of the issued and outstanding common stock.  So long as our officers and directors and principal founding stockholders control a majority of our fully diluted equity, they will continue to have the ability to elect our directors and determine the outcome of votes by our stockholders on corporate matters, including mergers, sales of all or substantially all of our assets, charter amendments and other matters requiring stockholder approval. This controlling interest may have a negative impact on the market price of our common stock by discouraging third-party investors.

If you purchase shares in this offering, you will experience immediate and substantial dilution

The $0.50 per share offering price of the common stock being sold under this prospectus has been arbitrarily set. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value. Accordingly, if you purchase shares in this offering, you will experience immediate and substantial dilution. You may also suffer additional dilution in the future from the sale of additional shares of common stock or other securities.

There is currently no market for VDO-Ph International common stock, but if a market for our common stock does develop, our stock price may be volatile

There is currently no market for our common stock and there is no assurance that a market will develop. If a market develops, it is anticipated that the market price of our common stock will be subject to wide fluctuations in response to several factors including:

•	The ability to complete the development of our software in order to provide the VDO products to the public;

•	The ability to generate revenues from sales;

•	The ability to generate brand recognition of the VDO products and services and acceptance by consumers;

•	Increased competition from competitors who offer competing products; and

•	VDO’s financial condition and results of operations.

While VDO-Ph International expects to apply for listing on the OTC bulletin board (OTCBB), we may not be approved, and even if approved, we may not be approved for trading on the OTCBB; therefore shareholders may not have a market to sell their shares, either in the near term or in the long term

We can provide no assurance to investors that our common stock will be traded on any exchange or electronic quotation service. While we expect to apply to the OTC Bulletin Board, we may not be approved to trade on the OTCBB, and we may not meet the requirements for listing on the OTCBB.  If we do not meet the requirements of the OTCBB, our stock may then be traded on the “Pink Sheets,” and the market for resale of our shares would decrease dramatically, if not be eliminated.

There are legal restrictions on the resale of the common shares offered, including penny stock regulations under the U.S. federal securities laws. These restrictions may adversely affect the ability of investors to resell their shares

We anticipate that our common stock will continue to be subject to the penny stock rules under the Securities Exchange Act of 1934, as amended. These rules regulate broker/dealer practices for transactions in “penny stocks.”  Penny stocks are generally equity securities with a price of less than $5.00. The penny stock rules require broker/dealers to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations and the broker/dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The transaction costs associated with penny stocks are high, reducing the number of broker-dealers who may be willing to engage in the trading of our shares. These additional penny stock disclosure requirements are burdensome and may reduce all of the trading activity in the market for our common stock. As long as the common stock is subject to the penny stock rules, holders of our common stock may find it more difficult to sell their shares.

Future sales of the company’s common stock by the selling shareholders could cause our stock price to decline

We cannot predict the effect, if any, that market sales of shares of the Company’s common stock or the availability of shares for sale will have on the market price prevailing from time to time. Sales by the Selling Shareholders named herein of our common stock in the public market, or the perception that sales by the Selling Shareholders may occur, could cause the trading price of our stock to decrease or to be lower than it might be in the absence of those sales or perceptions.

We have limited financial resources at present, and proceeds from the offering may not be used to fully develop its business

VDO-Ph International has limited financial resources at present; as of June 30, 2010, it had $46,555 of cash on hand. If it is unable to develop its business plan, it may be required to divert certain proceeds from the sale of VDO stock to general administrative functions. If VDO is required to divert some or all of proceeds from the sale of stock to areas that do not advance the business plan, it could adversely affect its ability to continue by restricting the Company’s ability to become listed on the OTCBB; advertise and promote the Company and its products; travel to develop new marketing, business and customer relationships; and retaining and/or compensating professional advisors.

These risk factors, individually or occurring together, would likely have a substantially negative effect on VDO business and would likely cause it to fail.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements relating to revenue, revenue composition, demand and pricing trends, future expense levels, competition in our industry, trends in average selling prices and gross margins, the transfer of certain manufacturing operations to contract manufacturers, product and infrastructure development, market demand and acceptance, the timing of and demand for products, customer relationships, employee relations, plans and predictions for acquired companies and assets, future acquisition plans, restructuring charges, the incurrence of debt, and the level of expected capital and research and development expenditures. Such forward-looking statements are based on the beliefs of, estimates made by, and information currently available to the Company’s management and are subject to certain risks, uncertainties and assumptions. Any other statements contained herein (including without limitation statements to the effect that the Company or management “estimates,” “expects,” “anticipates,” “plans,” “believes,” “projects,” “continues,” “may,” “could,” or “would” or statements concerning “potential” or “opportunity” or variations thereof or comparable terminology or the negative thereof) that are not statements of historical fact, reflect our current views with respect to future events and financial performance, and any other statements of a future or forward looking nature are forward looking statements. The actual results of the Company may vary materially from those expected or anticipated in these forward-looking statements. The realization of such forward-looking statements may be impacted by certain important unanticipated factors, including those discussed in “Risk Factors” and elsewhere in this prospectus.

Because of these and other factors that may affect our operating results, our past performance should not be considered as an indicator of future performance, and investors should not use historical results to anticipate results or trends in future periods. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers should carefully review the risk factors described in this and other documents that we file from time-to-time with the Securities and Exchange Commission, including subsequent Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

USE OF PROCEEDS

The proceeds from the sale of the shares of common stock offered by us will be up to $100,000 based on a public offering price of $0.50 per share. We will not receive any proceeds from the sale of shares offered by the Selling Stockholders. All funds raised in the offering of our shares will immediately be available to us.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the Company:

	If 25%	If 50%	If 75%	If 100%
	of Shares Sold	of Shares Sold	of Shares Sold	of Shares Sold

Gross Proceeds from this Offering	$25,000	$50,000	$75,000	$100,000

Less: PRODUCT DEVELOPMENT
Software and Hardware development Expenses	$20,000	$40,000	$60,000	$80,000
SUB-TOTAL	$20,000	$40,000	$60,000	$80,000

Less: ADMINISTRATION EXPENSES
Office, Stationery, Telephone, Internet	$5,000	$10,000	$15,000	$20,000
Legal and Accounting	$0	$0	$0	$0
SUB-TOTAL	$5,000	$10,000	$15,000	$20,000

TOTALS	$25,000	$50,000	$75,000	$100,000
The above figures represent only estimated costs.

DETERMINATION OF OFFERING PRICE

The $0.50 per share offering price of the common stock being sold under this prospectus has been arbitrarily set. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value.

DILUTION

Dilution represents the difference between the offering price of the shares of Common Stock and the net book value per share of common stock immediately after completion of the offering. “Net book value” is the amount that results from subtracting total liabilities from total assets. The following table below sets forth the dilution assuming the sale of 100% of the securities offered for sale in this offering by the Company:

	Pre-Offering	Post Offering

Offering price per share	$.50	$.50

Net Tangible book value	$.0065	$.0115

Increase in net tangible book value (per share)	-	.005

Dilution to investors	-	$.4885

PLAN OF DISTRIBUTION

Sales of Shares by Our Company

The Company plans to offer for sale on self-underwritten, best efforts, no minimum basis 200,000 common shares at a fixed price of $0.50  per share. There is no minimum number of common shares that we have to sell. There are no minimum purchase requirements. The offering will be for a period of 180 days from the effective date of this prospectus or terminated sooner at our sole discretion.

Currently, we plan to sell the shares in our Company’s offering through solicitations made by our officers and directors.  They will not receive any commission from the sale of any shares and do not intend to make any general advertisements. Our officers and directors intend to utilize their personal network of contacts to solicit purchases of the common stock and will not utilize any materials other than the registration statement and prospectus contained therein in connection with any offers or sales of securities. None of our officers and directors will register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 (the “Act”) in reliance upon Rule 3a4-1.  Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. These conditions are as follows:

The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

The person is not, at the time of his participation, an associated person of a broker-dealer; and

The person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Act in that he (a) primarily performs, or is intended to primarily perform at the end of the offering, substantial duties for or on behalf of the Issuer other than in connection with transactions in securities; and (b) is not a broker-dealer, or an associated person of a broker-dealer, within the preceding twelve (12) months; and (c) does not participate in selling an offering of securities for any Issuer more than once every twelve (12) months other than in reliance on paragraphs (a)(4)(i) (iii) of the Act, except that for securities issued pursuant to Rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one Rule 415 registration.. Management has not, during the last twelve months, and will not, during the next twelve months, offer or sell securities for any other Issuer other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii) of the Act.

Our Company’s officers and directors do not intend to purchase shares in this offering.

We are subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Rule 10b-5 and insofar as we, under certain circumstances, may be a distribution participant under Regulation M. As a distribution participant, it would be unlawful for us, or any affiliated purchaser, to directly or indirectly bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the applicable restricted period. Note that Regulation M does not prohibit us from offering to sell or soliciting offers to buy our securities pursuant to this offering.

The direct offering of our shares will start on the effective date of this prospectus and continue for a period of up to 180 days unless earlier terminated at our sole discretion. Our direct offering will commence on the date the Securities and Exchange Commission declares this registration statement effective. After the declaration of effectiveness, if you decide to subscribe for any shares in this offering, you must do the following:

1.	Execute and deliver a subscription agreement; and
2.	Deliver a check or US$ denominated funds to us for acceptance or rejection. All checks for subscriptions must be made payable to “VDO-PH INTERNATIONAL”

If an underwriter is used in the resale of the shares, the Company will file a post-effective amendment to disclose the name of the underwriter and the material terms of any agreement.

We reserve the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All funds from any rejected subscriptions will be returned immediately by us to the subscriber, without deductions. Any incidental interest on a returned subscription will also be submitted to the rejected subscriber with a statement of calculation thereof based upon interest paid by our bank. Subscriptions for securities will be accepted or rejected within five business days after receipt by us.

SELLING SECURITY HOLDERS

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the “selling” shareholders”.  Each Selling Stockholder purchased the securities registered hereunder in the ordinary course of business of the Company. Other than registration rights granted by the Company in connection with the issuance of such securities at the time of purchase of the securities to be resold, no Selling Stockholder had any agreement or understanding, directly or indirectly with any person to distribute the securities. The Selling Stockholders and any underwriters, broker-dealers or agents participating in the distribution of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any profit from the sale of such shares by the Selling Stockholders and any compensation received by any underwriter, broker-dealer or agent may be deemed to be underwriting discounts under the Securities Act. The Selling Stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

In completing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither, we nor the selling stockholders can presently estimate the amount of such compensation.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares will be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling shareholders enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

We have advised the selling shareholders that they and any securities broker/dealers or others who will be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have advised each selling shareholder that in the event of a “distribution” of the shares owned by the selling shareholder, such selling shareholder, any “affiliated purchasers”, and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 (“1934 Act”) until their participation in that distribution is complete. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods”. We have advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

To our knowledge, there are currently no plans, arrangements or understandings between any Selling Stockholder and any underwriter, broker-dealer or agent regarding the sale of shares of our common stock by the Selling Stockholders. The Selling Stockholders will pay all fees, discounts and brokerage commissions in connection with any sales, including any fees to finders.

Any shares of common stock covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The shares of our common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states, the shares of our common stock may not be sold unless they have been registered or qualified for sale or the sale is entitled to an exemption from registration.

Under applicable rules and regulations under Regulation M under the Exchange Act, any person engaged in the distribution of the common stock may not simultaneously engage in market making activities, subject to certain exceptions, with respect to the common stock for a specified period set forth in Regulation M prior to the commencement of such distribution and until its completion. In addition and with limiting the foregoing, the Selling Stockholders will be subject to the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of the common stock by Selling Stockholders. The foregoing may affect the marketability of the common stock offered hereby. There can be no assurance that any Selling Stockholders will sell any or all of the common stock pursuant to this prospectus.

We will pay all expenses of preparing and reproducing this prospectus with respect to the offer and sale of the shares of common stock registered for sale under this prospectus, including expenses or compliance with state securities laws and filing fees with the SEC. We expect such expenses related to the issuance and distribution of the shares of common stock offered by us and the Selling Stockholders to be approximately $25,000.

The Company is registering for offer and sale by the holders thereof 6,606,004 of common stock held by such shareholders. All the Selling Shareholders’ Shares registered hereby will become tradeable on the effective date of the registration statement of which this prospectus is a part.

The following table sets forth ownership of the shares held by each person who is a selling shareholder.

Name	Shares Beneficially Owned Prior To Offering(1)	Percent Beneficially Owned Before Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering

Valeria Stringer	1,667,134	8.5%	25,000	1,642,134	8.3%
Elizabeth Twitty	1,666,666	8.5%	25,000	1,641,666	8.3%
Sara Stanley	1,666,666	8.5%	25,000	1,641,666	8.3%
Connie Decker	1,666,666	8.5%	25,000	1,641,666	8.3%
Marion Matson	1,666,666	8.5%	25,000	1,641,666	8.3%
Michelle Bryngelson	1,666,666	8.5%	25,000	1,641,666	8.3%
Stephanie Wright	1,666,666	8.5%	25,000	1,641,666	8.3%
Maurice Matson	1,666,666	8.5%	25,000	1,641,666	8.3%
Virginia Mahan	2,000	*	2,000	0	*
Michael Biscotti	2,000	*	2,000	0	*
David Thomas Evans II	40,000	*	40,000	0	*
Gwyneth Jones	10,000	*	10,000	0	*
Chester Philip Evans	10,000	*	10,000	0	*
Joshua Evans	20,000	*	20,000	0	*
Alberto Tamayo	2,000	*	2,000	0	*
Jack Davis	2	*	2	0	*
Jessie Zammit	2	*	2	0	*
Mark Clark	10,000	*	10,000	0	*
Mark Donelson	100,000	*	100,000	0	*
Gregory Haberl	2,000	*	2,000	0	*
Sharon L. Lee	2,000	*	2,000	0	*
Jeffery Lee	2,000	*	2,000	0	*
Steven M. Haberl	2,000	*	2,000	0	*
Gwendolyn Haberl	2,000	*	2,000	0	*
Alberto Tomayo	750,000	3.8%	750,000	0	*
David Thomas Evans	750,000	3.8%	750,000	0	*
James Greene	850,000	4.3%	850,000	0	*
Michael Zaki	750,000	3.8%	750,000	0	*
Richard P. Greene Business & Legal.	900,000	4.6%	900,000	0	*
W. Manly, P.A.	250,000	1.3%	250,000	0	*
Research Unlimited	875,000	4.5%	875,000	0	*
Financial Services A Nevada Corp	875,000	4.5%	875,000	0	*
TOTAL	19,539,800		6,406,004
*	Less than one percent (1%).
(1)	Assumes current issued and outstanding shares – 19,539,800 common shares

Section 15(g) of the Exchange Act

Our shares are “penny stocks” covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Since our shares are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares. As such, your ability to dispose of your shares may be adversely affected.

DESCRIPTION OF SECURITIES

We have 19,539,800 shares of our common stock issued and outstanding as of June 30, 2010. There is currently no public market for our common stock and there can be no guarantee that any such market will ever develop.

Common Stock

The Company is authorized to issue up to 100,000,000 shares of common stock, par value $.001. Holders of our common stock are entitled to one vote for each share in the election of directors and on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of directors.

The holders of the common stock are entitled to receive dividends, when and as declared, from time to time, by our board of directors, in its discretion, out of any assets of the Company legally available.

Upon the liquidation, dissolution or winding up of the Company, the remaining assets of the Company available for distribution to stockholders will be distributed among the holders of common stock, pro rata based on the number of shares of common stock held by each.

Holders of common stock generally have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are, when issued, fully paid and non-assessable.

Preemptive Rights

No holder of any shares of VDO-Ph International stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Non-Cumulative Voting

Holders of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares voting for the election of directors can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of VDO’s directors.

Preferred Stock

The Company has no class of capital stock designated as preferred stock.

Dividend Policy

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and we do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

Transfer Agent

ClearTrust, LLC, 17961 Hunting Bow Circle, Suite 102, Lutz, Florida 33558, telephone 813-235-4490.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The law office of W. Manly, P.A., of Miami, Florida, an independent legal counsel, has provided an opinion and consent on the validity of VDO-Ph International’ issuance of common stock and is presented as an exhibit to this filing.

The financial statements included in this Prospectus and in the Registration Statement have been audited by David Aronson, CPA, P.A., of North Miami Beach, Florida  to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding VDO’s ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

Background

VDO-Ph International (the “Company” or “VDO”) is a development stage company. The Company was organized under the laws of the state of Nevada on April 8, 2010.

VDO has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings. Since becoming incorporated, VDO has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations.   VDO is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

Since our inception, we have been engaged in business planning activities, including researching the industry, developing our economic models and financial forecasts, performing due diligence regarding potential customers most suitable for our VDO products and identifying future sources of capital.

Currently, VDO has four officers and directors who have assumed responsibility for all planning, development and operational duties, and will continue to do so throughout the beginning stages of the Company. Other than the officers and directors, there are no employees at the present time.  We do anticipate hiring employees when the need arises.

VDO currently has no intention to engage in a merger or acquisition with an unidentified company.  We may pursue strategic acquisitions that compliment our current business model within the medical alert industry which may allow us to expand our activities and capabilities and advance our production.

VDO’s fiscal year end is December 31.

Business of Issuer

We formed our Company for the purpose of marketing and selling a state-of-the-art telephony appliance for commercial and residential use. Using our proprietary software, we intend to work directly with the cable companies who in turn will sell to businesses and homes an appliance which will serve as a digital telephone, full motion video and advanced computer system. We believe that businesses will be able to save money and become more efficient based on the fact that our product will allow them to operate without their current telephone, computer and internet service.

We intend to begin marketing our products in the U.S. under the brand name VDO-Ph International.  Our intended products, while not technically difficult to produce, must meet all regulatory requirements prior to being marketed. Moreover, there are a multitude of competitive products already in the marketplace.

Industry Background

The Web Cam industry began in 1991 at Cambridge University as a fixed web cam concept and has grown over the years from a simple application to many more robust applications. Such applications include finger print technology, facial profiling and other security and law enforcement applications. Web Cam technology is just recently coming into its own as a communication media for social networks like YouTube, Flicker, FaceBook and Party Flock to name a few. The Web Cam phenomena is currently exceeding the cell phone explosion.  In May of 2010, YouTube started over 400,000 web cam uplinks and Tweeter stated 40% of their entire social base was centered around web cam uploads and Flicker stated over 100,000 web cam uploads in the first 30 days (May 2010) of their offering web cam upload abilities to their network.

The web cam has not only become part of the day-to-day life of millions of people domestically, but it is also starting to capture the business market as well. Teleconferencing and telepresence are common worlds for an application used by every large or medium sized business.  Teleconferencing is the ability of point-to-point video calling between two parties in two different locations anywhere in the world that has a high bandwidth means of communication.

Telepresence is the ability to provide a video presence via a conference room to another conference room that provides access to groups of people in each of the conference room facilities.  This market is controlled by giants in the computer and communications hardware companies like Hp and CISCO. Cost to implement the Telepresence type facilities range from $90,000 to over $500,000.  Teleconferencing is far less expensive and is becoming vogue in the 15 to 50 age group by way of lap tops, I pads and other current cell phone adaptations along with a wide selection of monitors with web cameras flooding the market place.  Currently in the United States it is estimated that there are over 25,000,000 web cams in personal use. These are being used for family communications, chatting with your friends and usage for the Social networks. A very large market is the use of web cams between consenting adults as well as dating services.

Video calling, as it is called, is provided free by most companies that offer video calling abilities such as Microsoft, AOL, lots of Chat Rooms, Logitech and Skype. All the consumer needs is a Web Cam and a dual core processor computer and a fast Internet link.

The entire Web Cam market is concentrating on the domestic market and forgetting the business market. VDO will be able to provide up to eight (8) Web Cam images desk top at the same time from eight (8) different desk top locations. In addition, VDO will provide via video calls to a business all of the standard functions of a standard voice grade digital business telephone from answer call, hold, transfer, video “out of office” message plus a full contact directory of customers with video capabilities and simple touch to call simplicity. Most important is the fact that video communications by the business to its customers will put the personality back in that business that made it successful to begin with.

Our Product

We are developing a proprietary, software-based, highly advanced telephony appliance.  The design of product combines all current telephony abilities with an advanced computer “core” system that will provide three operational modes – voice, keystroke, and touch screen – in a user-friendly format.  Our system will provide businesses and homes a menu of features which the Company believes has not been offered before to the consumer.  The Company initially intends to offer its telephony system to the business market for the purpose of updating current business telephony systems with our product to the same extent that cell phones have driven the domestic market during the last several years.

The business telephony advanced computer appliances will include Wi-Fi and WAN digital connectivity to an unlimited amount of offices within the clients’ facility.  The appliance will product TV-quality streaming video on any size color flat screen with PIP and desk top conferencing from anywhere capability.  In addition, the appliance will provide all of the telephony functions of a standard digital phone with the additional functions of touch screen, keystroke and voice command operations.

Our proprietary software, which is loaded onto off-the-shelf manufactured appliances, creates what we believe is a cutting edge business solution appliance which provides the following:

•	Provides all the functions you have on your existing standard telephone you now have both audio and visually
•	Worldwide communications – digital telephone or video telephone – with no fee
•	Desk top video conferencing – up to 8-way live – from any desk top anyplace to any desk top anyplace
•	System also ports to any giant conference room screen for conference room style conferencing
•	Live visual customer service puts personality back in your business
•	TV-style infomercials about your product/business, not drab Internet web pages from a ho-hum web site
•	Instant ability for credit card acceptance (full security/firewall) through Bank of Omaha for your products
•	Full security camera viewing, any time, any place, including from your business to your home/office
•	Transmit or record incoming or outgoing TV-quality visual messages to your customers
•	The most highly advanced office/home computer available in the market today and for the next five years
•	Eliminates need for a majority of Doctor in-office visits for outpatient care through VDO’s televideo medical
•	Live ER transmission to consulting Doctors or live TV-quality to any classroom any where, any time
•	VDO talks to patients and reminds them of pill times, exercise programs and a host of other medical items
•	Eliminates transcriptionist need in patient visits as VDO records patients visit audibly and visually
•	Easy to use for the elderly due to touch screen or voice command operation. Patient can set up themselves

Manufacturing

Upon completion of the VDO products, we plan to outsource all manufacturing.  We have not yet identified this manufacturing source and there is no assurance that we will be successful in obtaining this entity or that any such manufacturing resource will be able to produce our products at required costs and quantities which would have a material adverse effect on our financial projections and may cause us to not achieve our planned profitability.

The Market

Our principal market is somewhat unique in that we have a defined market with a singular purpose.  That market is the cable companies of the United States who have become the new telephone companies with the advent of digital telecommunications.  When a new business opens its doors, one of the very first items on the agenda is a broadband communication source. The Telco’s of the world can hand off transmission with DSL, a far cry from a 1.5Mbps plus that is the base speed for most cable companies.  Broadband provides the abilities of high speed computer activities as well as unlimited line access and much reduced telephone charges including long distance.  It is, then, no wonder that the cable companies are taking more than their market share of the business telephony market.

VDO’s market is the eight (8) cable companies of the USA.  They include Cablevision, Comcast, Cox Communications, Cable One, Charter Communications, Media Com, RCN and Time Warner Cable. These eight companies control not only the domestic television market but also the domestic home market for broadband.  In addition, with their abilities in the digital world, they are well on their way to controlling the telephone market commercially.

As an example of the effectiveness of cable in the business world, we will take Comcast as an example. As of 2007, Comcast controlled over 15 million Internet users, 25 million TV subscribers and 6.4 million telephone subscribers making Comcast the third largest Telco provider in the US.  The geographic area covered by these seven cable companies is the entire 48 states.

Using the cable companies as the marketing force for the VDO software based appliance will instantly provide product exposure to over 31 million businesses nationwide giving access to 620 million POTS appliances and PBX Boards.  In addition, the business market is expanding at the rate of over 1 million new subscribers per year.

Marketing Strategy

The Company’s strategic marketing plan is to develop a professional business relationship with each of the eight major cable companies. Our focus will be to “teach” our intended customer what exactly they will be offering to the business consumer. Our sales representatives will identify the individual who is primarily responsible for purchasing products for each respective cable company. With that information, the sales representative will make every effort to form a good personal relationship with that individual and will have the opportunity to demonstrate the features of our system and how both the cable companies and the end users will benefit from the product.

VDO will work with its clients to build into the product all the requirements set forth by the client. We will then train staff members on the warranty / repair efforts and how the appliance is installed and works. In addition, we will provide a simple, easy to understand manual which can be used by the clients’ customers in the market place so that the customer will easily be able to work the appliance.

Once the relationship is established with the cable companies, they will begin to sell our product initially to businesses and to homes.  All sales will be based on a 60 month lease. The cable companies will install, service and maintain the equipment during the term of the lease. They will provide high speed broadband internet and digital telephone numbers.

Plan of Operations

The advantage to cable companies to use our product is that we will give them an exclusive arrangement which should more than double their current revenues.  Our proprietary software is pre-loaded on all appliances and we will provide the cable companies the ability to secure a greater market share of the telephone – internet – television market.

We will also provide preferred pricing packages, full service call center and full service lease collections and the cable companies will receive one-half percent revenue on all credit card purchases. We will provide marketing material such as infomercials as well as two day delivery in the U.S.  Cable companies are not required to inventory replacement parts for our product.

The consumer will be happy because they will receive the following:

•	Advanced computer system (touch – voice –keystroke)
•	New equipment with free hardware upgrades
•	Latest available software (Windows 7)
•	Free service and maintenance for 60 months
•	Multiple full service digital telephone lines
•	Multiple full service video lines
•	Up to 8 party “desktop” telephone / video conferencing
•	Portability to conference room big screen
•	Transfer and back-up of existing consumer data
•	Record and play TV shows at will
•	Wireless installation
•	Identity theft firewall
•	Personal credit card swipe

The cost to businesses is as follows:

Full service, four (4) office set complete:
•	60 month lease at $495 monthly
•	$123.75 per appliance monthly
•	For each appliance up to 8, add $40 per month

Full service, eight (8) office set complete:
•	60 month lease at $655 monthly
•	$81.88 per appliance monthly
•	For each appliance up to 12, add $40 per month

Competition

Our competition is not anticipated to come from the carriers but instead is expected to come from the telephony and computer industries.  There are over 8,000 telephony suppliers and over 1,500 computer suppliers in the world.  NEC (Nippon Electric Company) is one of the largest. NEC got its start in the telephony business back with the old Bell systems in the ‘20s and has continued to grow in the market. IBM is also a supplier of telephony equipment. Currently, 85% of the market of these two industries is controlled by the top 50 companies, all of which are stronger and more financially viable than the Company.  We must rely on reaching strong, non-compete contracts with our suppliers to protect our telephony software application and to gain market share.

Employees

Other than our officers and directors, there are seven employees of the Company.  Our officers and directors intend to do whatever work is necessary to bring the Company to the point of earning revenues from the sale of our products or further acquisition.

Board Committees

VDO has not yet implemented any board committees as of the date of this Prospectus.

Directors

There is no maximum number of directors VDO is authorized to have. However, in no event may VDO have less than one director. Although the Company anticipates appointing additional directors, it has not identified any such person(s).

DESCRIPTION OF PROPERTY

VDO’s corporate office is located at 2700 East Sunset Road, Building B, Suite 18, Las Vegas, NV 89128 and our telephone number is 702-570-7700.

VDO’s management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  VDO does not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.  VDO’s officers and directors have not been convicted in any criminal proceedings nor has they been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

The Company’s officers and directors have not been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against the Company.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

Plan of Operation

We are a development stage company, incorporated on April 8, 2010 and have not started operations or generated or realized any revenues from our business operations. We plan to enter into the personal medical alert industry.  See “Description of Business” contained herein.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve (12) months. Our auditors’ opinion is based on the uncertainty of our ability to establish profitable operations. The opinion results from the fact that we have not generated any revenues.  Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our Company. We must raise cash to implement our project and begin our operations. The money we raise in this offering will last 12 months, however we will require additional beyond the proceeds raised in this offering to get to a level of operations.

Our Officers and Directors are responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, they will be responsible for the administration of the controls. Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment.

We must raise cash to implement our business plan. The minimum amount of funds raised from the offering that we feel will allow us to begin to implement our business strategy is $50,000. We feel if we can raise the maximum amount of the offering, $100,000, the Company will be able to accelerate the implementation of its business strategy.  However, there can be no assurance provided that even if we do raise the maximum from this offering that we will ever get to a level of operations or generate a profit.

Since incorporation, the Company has financed its operations through private placement capital.  As of June 30, 2010, we had $46,555 cash on hand. To date, we have had total expenses of $68,958 which were related to start-up costs.

To date, the Company has not implemented its fully planned principal operations or strategic business plan.  VDO is attempting to secure sufficient monetary assets to increase operations. VDO cannot assure any investor that it will be able to enter into sufficient business operations adequate enough to insure continued operations.

The Company’s ability to commence operations is entirely dependent upon the proceeds to be raised in this offering.  If VDO does not raise at least the minimum offering amount, it will be unable to establish a base of operations, without which it will be unable to begin to generate any revenues in the future. If VDO does not produce sufficient cash flow to support its operations over the next 12 months, the Company will need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing. VDO can not assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for operations to continue and any investment made by an investor would be lost in its entirety.

VDO management will incur software development costs within the next twelve months (12).

VDO currently does not own any significant plant or equipment that it would seek to sell in the near future.

VDO management anticipates hiring additional employees over the next twelve (12) months as needed. Currently, the Company believes the services provided by its employees, officers and directors appear sufficient at this time.

The Company has not paid for expenses on behalf of any directors.  Additionally, VDO believes that this policy shall not materially change within the next twelve months.

The Company has no plans to seek a business combination with another entity in the foreseeable future, however, may entertain strategic acquisitions in the telephony sector which compliment its business plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to VDO who own more than 5% of the outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Name of beneficial owner	Amount of beneficial Ownership(1)	Percent owned
Valeria Stringer, President, Director	1,667,134	8.5%
Elizabeth Twitty, Secretary, Director	1,666,666	8.5%
Marion Matson, Director	1,666,666	8.5%
Connie Decker	1,666,666	8.5%
Sara Stanley	1,666,666	8.5%
Michelle Bryngelson	1,666,666	8.5%
Stephanie Wright	1,666,666	8.5%
Maurice Matson	1,666,666	8.5%
All officers and directors as a group (3)	5,000,466	25.5%

(1)	All beneficial owners are family members.

The percent of class is based on 19,539,800 shares of common stock issued and outstanding as of the date of this prospectus.

OFF-BALANCE SHEET ARRANGEMENTS

VDO does not have any off-balance sheet arrangements.

EXECUTIVE COMPENSATION

The table below sets forth all cash compensation paid or proposed to be paid by us to the chief executive officer and the most highly compensated executive officers, and key employees for services rendered in all capacities to the Company during fiscal year 2010.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Fiscal year Ended December 31	Salary ($)*	Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options (#)
Valeria Stringer, President	2010	$0.00	$0.00	$0.00	None
Elizabeth Twitty, Secretary	2010	$0.00	$0.00	$0.00	None

Compensation Policy. Because we are still in the early stages of formation and development, our directors and officers are not currently receiving any compensation.

Stock Option. Because we are still in the early stages of formation and development, our directors and officers have not received any stock options.

Bonuses. To date no bonuses have been granted. Any bonuses granted in the future will relate to meeting certain performance criteria that are directly related to areas within the executive’s responsibilities with the Company. As the Company continues to grow, more defined bonus programs will be created to attract and retain our employees at all levels.

Stock Option Plans

Our board of directors has not adopted any Stock Option Plans as of the date of this prospectus.

Compensation of Directors

Because we are still in the development stage, our directors are not receiving any compensation other than reimbursement for expenses incurred during their duties.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their age as of June 30, 2010 are as follows:

Executive Officers and Directors

Name	Age	Office	Since
Valeria Stringer	77	President, Director	Inception
Elizabeth Twitty	59	Secretary, Director	Inception
Marion Matson	82	Director	Inception

The term of office for each director is one year, or until the next annual meeting of the shareholders.

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officers and directors.

Valeria Stringer, currently serves as President and a Director of the Company. Ms. Stringer has over 40 years of management experience. While working at National Bella Hess, a major collections firm, Ms. Stringer managed 15 full time employees and was instrumental in assisting the firm to achieve its daily collection quotas. Ms. Stringer was also responsible for managing 24 marketing / demonstrators for Sam’s Club in Kansas for over three years.  Ms. Stringer also spent over 12 years working with a market research company where her duties included managing over 25 analysts in the retail arena.  Ms. Stringer’s experience and task oriented achievements should greatly assist in the Company’s development.

Elizabeth Twitty, currently serves as Secretary and Director of the Company. Ms. Twitty has over 30 years of commercial construction and coordination of inventory control. Ms. Twitty will oversee dissemination of plans and bid for the Board’s approval. She will follow through on day-to-day construction work to assure timely completion and will be responsible for reviews of assembly and warehouse functions to ascertain the clients’ needs relative to these items.

Marion Matson, currently serves as a Director of the Company.  Mr. Marion Matson brings to the Company over 50 years of corporate business management experience to the Company. During the past five years, Mr. Matson has been involved in the rebuilding of Caterpillar Equipment and resells the equipment worldwide. Mr. Matson will provide his business experience as the Company expands its business plan.

Board Committees

VDO has not yet implemented any board committees as of the date of this prospectus.

Employment Agreements

There are currently no employment agreements; however, the Company anticipates entering into employment agreements with key management positions as the Company grows.

Significant Employees

VDO has six senior level programmers working on software development.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

As of the date of this prospectus, there is no public market in our common stock.  This prospectus is a step toward creating a public market for our common stock, which may enhance the liquidity of our shares.  However, there can be no assurance that a meaningful trading market will ever develop.  VDO and its management make no representation about the present or future value of VDO’s common stock.

As of the date of this prospectus, there are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of the Company and other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

As of the date of this document we have approximately 19,539,800 shares of common stock outstanding held by 30 shareholders.  These shares of common stock are restricted from resale under Rule 144 until registered under the Securities Act, or an exemption is applicable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Conflict of Interest

The current officers and directors of the Company currently devote part-time to the Company and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such person may face a conflict in selecting between our business interest and their other business interests.  The policy of the Board is that any personal business or corporate opportunity incurred by an officer or director of VDO must be examined by the Board and turned down by the Board in a timely basis before an officer or director can engage or take advantage of a business opportunity which could result in a conflict of interest.

None of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with the Company or in any presently proposed transaction that has or will materially affect us:

•	The Officers and Directors;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;
•	Any relative or spouse of any of the foregoing persons who have the same house as such person.

There are no promoters being used in relation with this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive any assets, services or other consideration from the Company.  No assets will be or are expected to be acquired from any promoter on behalf of the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since inception until the present time, the principal independent accountant for the Company has neither resigned, declined to stand for reelection, nor have been dismissed. The independent accountant for the Company is David Aronson, CPA, P.A.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Our By-laws provide for the elimination of the personal liability of our officers, directors, corporate employees and agents to the fullest extent permitted by the provisions of Nevada law. Under such provisions, the director, officer, corporate employee or agent who in his/her capacity as such is made or threatened to be made, party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling our Company pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

VDO-PH INTERNATIONAL

FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED JUNE 30, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Board of Directors
VDO-Ph International

We have audited the accompanying balance sheet of VDO-Ph International, (A Development Stage Company) as of June 30, 2010, and the related statements of operations, stockholders' equity and cash flows for the three months ended June 30, 2010, and the period from inception (April 8, 2010) to June 30, 2010.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VDO-Ph International, (A Development Stage Company) as of June 30, 2010, and results of its operations and its cash flows for the three months then ended, and for the period from inception (April 8, 2010) to June 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has suffered a loss from operations and is in the development stage. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also discussed in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ David A. Aronson, CPA, P.A.
-------------------------------------
David A. Aronson, CPA. P.A.

North Miami Beach, Florida
July 27, 2010

VDO-Ph International
(A Development Stage Company)
Balance Sheet
June 30, 2010

ASSETS

Current Assets:
Cash	$46,555
Total current assets	46,555

Equipment, net	16,511

$63,066

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Loan payable - stockholder	$3,256
Loan payable - related party	6,198
Total current liabilities	9,454

Stockholders' Equity:
Common stock, $0.001 par value; 100,000,000 shares authorized,
19,539,800 shares issued and outstanding	19,540
Additional paid in capital	108,030
Deficit accumulated during development stage	(73,958)
53,612

$63,066

VDO-Ph International
(A Development Stage Company)
Statements of Operations
For the Three Months Ended June 30, 2010 and for the Period
From April 8, 2010 (Inception) to June 30, 2010
	From April 8, 2010 (Inception) to June 30, 2010	For the Three Months Ended June 30, 2010

Revenue, net	$-	$-

Expenses:
General and administrative expenses	73,958	73,958
	73,958	73,958

Net loss before other income and expenses	(73,958)	(73,958)

Other income and (expenses)
Interest expense	-	-
Provision for income taxes	-	-
	-	-

Net loss	$(73,958)	$(73,958)

Loss per common share - Basic and
fully diluted	$(0.00)	$(0.00)

Weighted average number of shares
outstanding - Basic and fully diluted	19,539,800	19,539,800

VDO-Ph International
(A Development Stage Company)
Statement of Stockholders' (Deficit)
For the Period from April 8, 2010 (Inception) to June 30, 2010

			Additional Paid in Capital	Accumulated Deficit During Development Stage	Total Stockholders' Equity

	Common Stock
	Shares	Amount
Issuance of common shares for cash at
$0.001 per share	13,333,328	$13,334	$-	$-	$13,334
Issuance of common shares for services
at $0.001 per share	6,000,000	6,000	-	-	6,000
Issuance of common shares for cash at
$0.50 per share	196,472	196	98,040	-	98,236
Issuance of common shares for services
at $1.00 per share	10,000	10	9,990	-	10,000
Net loss	-	-	-	(73,958)	(73,958)
Balance - June 30, 2010	19,539,800	$19,540	$108,030	$(73,958)	$53,612

VDO-Ph International
(A Development Stage Company)
Statements of Cash Flows
For the Three Months Ended June 30, 2010 and for the Period
From April 8, 2010 (Inception) to June 30, 2010
	From April 8, 2010 (Inception) to June 30, 2010	For the Three Months Ended June 30, 2010

Cash flows from operating activities:
Net loss	$(73,958)	$(73,958)
Adjustments to reconcile net loss to net cash used
by operating activities:
Common stock issued for services	16,000	16,000
Depreciation expense	167	167
Net cash used by operating activities	(57,791)	(57,791)

Cash flows from investing activities:
Purchase of equipment	(16,678)	(16,678)
Net cash used by investing activities	(16,678)	(16,678)

Cash flows from financing activities:
Proceeds from issuance of common stock	111,570	111,570
Proceeds from sale of debentures	-	-
Shareholder's loan	3,256	3,256
Loan payable - related party	6,198	6,198
Net cash provided by financing activities	121,024	121,024

Net increase in cash	46,555	46,555
Cash at beginning of period	-	-
Cash at end of period	$46,555	$46,555

Supplemental cash flow information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

VDO-Ph International
(A Development Stage Company)
Notes to Financial Statements
June 30, 2010

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
VDO-Ph International ("VDO-Ph" or the "Company") was incorporated in Nevada in April 2010.  The Company is in the development stage and intends to sell a state-of-the-art telephony appliance for commercial and residential use employing proprietary software.  The appliance, which will serve as a digital telephone, full motion video and advanced computer system, will be marketed and sold through cable companies to their commercial and residential customers.

Revenue Recognition
In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

Revenue will be recognized at the time the product is delivered or services are performed.  Provision for sales returns will be estimated based on the Company's historical return experience.  Revenue will be presented net of returns.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Segment Information
The Company follows SFAS 131, "Disclosures about Segments of an Enterprise and Related Information".  Certain information is disclosed, per SFAS 131, based on the way management organizes financial information for making operating decisions and assessing performance.  The Company currently operates in a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Net Loss Per Common Share
Basic net (loss) income per common share is calculated using the weighted average common shares outstanding during each reporting period.  Diluted net (loss) income per common share adjusts the weighted average common shares for the potential dilution that could occur if common stock equivalents (convertible debt and preferred stock, warrants, stock options and restricted stock shares and units) were exercised or converted into common stock.  There were no common stock equivalents at June 30, 2010.

VDO-Ph International
(A Development Stage Company)
Notes to Financial Statements
June 30, 2010

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes
Deferred income taxes are recognized for the tax consequences related to temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax purposes at each year end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  A valuation allowance is recognized when, based on the weight of all available evidence, it is considered more likely than not that all, or some portion, of the deferred tax assets will not be realized.  Income tax expense is the sum of current income tax plus the change in deferred tax assets and liabilities.

ASC 740, Income Taxes, requires a company to first determine whether it is more likely than not (which is defined as a likelihood of more than fifty percent) that a tax position will be sustained based on its technical merits as of the reporting date, assuming that taxing authorities will examine the position and have full knowledge of all relevant information.  A tax position that meets this more likely than not threshold is then measured and recognized at the largest amount of benefit that is greater than fifty percent likely to be realized upon effective settlement with a taxing authority.

Stock-Based Compensation
The Company accounts for equity instruments issued to employees in accordance with ASC 718, Compensation - Stock Compensation.  ASC 718 requires all share-based compensation payments to be recognized in the financial statements based on the fair value using an option pricing model.  ASC 718 requires forfeitures to be estimated at the time of grant and revised in subsequent periods if actual forfeitures differ from initial estimates.

Equity instruments granted to non-employees are accounted for in accordance with ASC 505, Equity.  The final measurement date for the fair value of equity instruments with performance criteria is the date that each performance commitment for such equity instrument is satisfied or there is a significant disincentive for non-performance.

Recent Pronouncements
In September 2009, Accounting Standards Codification ("ASC") became the source of authoritative GAAP recognized by the Financial Accounting Standards Board ("FASB") for nongovernmental entities, except for certain FASB Statements not yet incorporated into ASC.  Rules and interpretive releases of the SEC under federal securities laws are also sources of authoritative GAAP for registrants.

VDO-Ph International
(A Development Stage Company)
Notes to Financial Statements
June 30, 2010

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Equipment
Equipment, consisting of computer equipment, is stated at cost less accumulated depreciation.  Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, of five years.

The Company reviews long-lived assets, such as equipment, for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds the estimated future cash flows, an impairment loss will be recorded by the amount the carrying value exceeds the fair value of the asset.

Note 2. EQUIPMENT (NET)

Equipment is recorded at cost and consisted of the following at June 30, 2010:

Computer equipment	$ 16,678

Less: accumulated depreciation	(167)

$ 16,511

Depreciation for the three months ended June 30, 2010 was $167.

Note 3. LOAN PAYABLE - STOCKHOLDER

During the period ended June 30, 2010 a stockholder of the Company advanced the Company $3,256 to pay for certain expenses. The loan bears no interest and is payable on demand.

Note 4. LOAN PAYABLE - RELATED PARTY

During the period ended June 30, 2010 a corporation under common ownership with VDO-Ph advanced the Company $6,198 to pay for certain expenses. The loan bears no interest and is payable on demand.

VDO-Ph International
(A Development Stage Company)
Notes to Financial Statements
June 30, 2010

Note 5. STOCKHOLDERS' EQUITY

In April 2010 the Company issued 13,333,328 shares of common stock at par value.

In April 2010 the Company issued 6,000,000 shares of common stock at par value for services provided to the Company.

In April 2010 the Company issued 196,472 shares of common stock at $0.50 per share.

In April 2010 the Company issued 10,000 shares of common stock at $1.00 per share for services provided to the Company.

Note 6. RELATED PARTY TRANSACTIONS

The Company leases its offices from a stockholder of the Company.  The lease is on a month to month basis and requires a monthly payment of approximately $2,000.  Rent expense for the three months ended June 30, 2010 was $6,160.

Note 7. INCOME TAXES

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes.  The sources and tax effects of the differences are as follows:

Income tax provision at the federal
statutory rate	25%
Effect of operating losses	(25)%
0%

As of June 30, 2010, the Company has a net operating loss carryforward of approximately $74,000.  This loss will be available to offset future taxable income.  If not used, this carryforward will expire in 2030. The deferred tax asset relating to the operating loss carryforward has been fully reserved at June 30, 2010.  The principal difference between the operating loss for income tax purposes and reporting purposes results from the issuance of common shares for services.

VDO-Ph International
Notes to Financial Statements
June 30, 2010

Note 8. BASIS OF REPORTING

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced a loss from operations during its development stage as a result of its investment necessary to achieve its operating plan, which is long-range in nature.  For the period from inception to June 30, 2010, the Company incurred a net loss of approximately $69,000.  In addition, the Company has no significant assets or revenue generating operations.

The Company's ability to continue as a going concern is contingent upon its ability to attain profitable operations by securing financing and implementing its business plan.  In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

VDO-Ph International Bylaws provide for the indemnification of a present or former director or officer.  VDO indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him.  Nevada law also provides for discretionary indemnification for each person who serves as or at VDO request as an officer or director.  VDO may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, VDO’s best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Statutes, the Company shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

A corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by VDO-Ph in connection with the sale of the common stock being registered. VDO-Ph has agreed to pay all costs and expenses in connection with this offering of common stock.  The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Accounting	$22,500
SEC Electronic Filing	$500
EDGAR filing	$1,000
Transfer Agent	$1,000
Total	$25,000

RECENT SALES OF UNREGISTERED SECURITIES

During the past year, VDO-Ph International issued 19,539,800 unregistered securities in private transactions without registering the securities under the Securities Act:

The Company has issued 19,539,800 shares of its common stock in private transactions for total consideration of $111,569.32 and 6,010,000 shares were issued for services rendered. The Company believes that the issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

INDEX OF EXHIBITS

Exhibit No.	Description
3.1	Articles of Incorporation filed on April 8, 2010
3.2	By-laws adopted on April 8, 2010
4.1	Specimen Common Stock Certificate
5.1	Opinion of W. Manly, P.A.
23.1	Consent of David Aronson, CPA, P.A.
23.2	Consent of W. Manly, P.A. (see exhibit 5.1)
99.1	Subscription Agreement

UNDERTAKINGS

The registrant hereby undertakes:

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

     (iii)  Include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

For determining liability of the undersigned registrant under the Securities Act to purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (iv)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(v) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      (vi)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(vii) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Kansas City, State of Missouri on August 17, 2010.

VDO-PH INTERNATIONAL

    By:           /s/  Valeria Stringer
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Valeria Stringer
President, Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities stated on August 17, 2010:

Signature                                                      Title

/s/ Valeria Stringer
------------------------------                                                      Principal Executive Officer,
Valeria Stringer                                                      Principal Financial Officer
Principal Accounting Officer

/s/ Elizabeth Twitty
------------------------------                                                      Secretary, Director
Elizabeth Twitty

Dealer Prospectus Delivery Obligation

Prior to the expiration of 90 days after the effective date of this registration statement or prior to the expiration of 90 days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.